                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

                                  $380,000,000

                                CREDIT AGREEMENT

                           Dated as of August 3, 2000

                                     Among

                             KEY3MEDIA EVENTS, INC.

                                  as Borrower
                                  -----------

                                      and

                        THE INITIAL LENDERS NAMED HEREIN

                               as Initial Lenders
                               ------------------

                                      and

                          THE GUARANTORS NAMED HEREIN

                                 as Guarantors
                                 -------------

                                      and

                      MORGAN STANLEY SENIOR FUNDING, INC.

                     as Lead Arranger and Sole Book-Runner
                     -------------------------------------

                                      and

                      MORGAN STANLEY SENIOR FUNDING, INC.

                            as Administrative Agent
                            -----------------------

                                      and

                       MORGAN STANLEY & CO. INCORPORATED

                              as Collateral Agent
                              -------------------

                        T A B L E  O F  C O N T E N T S
Section                                                                Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS...........................     1

     SECTION 1.01. Certain Defined Terms.............................     1
     SECTION 1.02. Computation of Time Periods; Other Definitional
      Provisions.....................................................    24
     SECTION 1.03. Accounting Terms..................................    24

ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF
 CREDIT..............................................................    24

     SECTION 2.01. The Advances and Letters of Credit................    24
     SECTION 2.02. Making the Advances...............................    25
     SECTION 2.03. Issuance of and Drawings and Reimbursement Under
      Letters of Credit..............................................    27
     SECTION 2.04. Repayment of Advances.............................    28
     SECTION 2.05. Termination or Reduction of the Commitments.......    31
     SECTION 2.06. Prepayments.......................................    32
     SECTION 2.07. Interest..........................................    33
     SECTION 2.08. Fees..............................................    34
     SECTION 2.09. Conversion of Advances............................    35
     SECTION 2.10. Increased Costs, Etc..............................    36
     SECTION 2.11. Payments and Computations.........................    37
     SECTION 2.12. Taxes.............................................    38
     SECTION 2.13. Sharing of Payments, Etc..........................    40
     SECTION 2.14. Use of Proceeds...................................    41
     SECTION 2.15. Defaulting Lenders................................    41

ARTICLE III CONDITIONS OF LENDING....................................    44

     SECTION 3.01. Conditions Precedent to Initial Extension of
      Credit.........................................................    44
     SECTION 3.02. Conditions Precedent to Each Borrowing............    48
     SECTION 3.03. Determinations Under Section 3.01.................    49

ARTICLE IV REPRESENTATIONS AND WARRANTIES............................    49

     SECTION 4.01. Representations and Warranties of the Borrower....    49

ARTICLE V COVENANTS OF THE BORROWER..................................    54

     SECTION 5.01. Affirmative Covenants.............................    54
     SECTION 5.02. Negative Covenants................................    58
     SECTION 5.03. Reporting Requirements............................    64
     SECTION 5.04. Financial Covenants...............................    67

ARTICLE VI EVENTS OF DEFAULT.........................................    68

     SECTION 6.01. Events of Default.................................    68
     SECTION 6.02. Actions in Respect of the Letters of Credit upon
      Default........................................................    70

ARTICLE VII GUARANTY.................................................    71

     SECTION 7.01. Guaranty; Limitation of Liability.................    71
     SECTION 7.02. Guaranty Absolute.................................    72
     SECTION 7.03. Waivers and Acknowledgments.......................    73
     SECTION 7.04. Subrogation.......................................    73
     SECTION 7.05. Guaranty Supplements..............................    74
     SECTION 7.06. Subordination.....................................    74
     SECTION 7.07. Continuing Guaranty; Assignments..................    75

ARTICLE VIII THE AGENTS..............................................    75

     SECTION 8.01. Authorization and Action..........................    75
     SECTION 8.02. Agents' Reliance, Etc.............................    75
     SECTION 8.03. Morgan Stanley and Its Affiliates.................    76
     SECTION 8.04. Lender Credit Decision............................    76
     SECTION 8.05. Indemnification...................................    76
     SECTION 8.06. Successor Agents..................................    77

ARTICLE IX MISCELLANEOUS.............................................    78

     SECTION 9.01. Amendments, Etc...................................    78
     SECTION 9.02. Notices, Etc......................................    79
     SECTION 9.03. No Waiver; Remedies...............................    79
     SECTION 9.04. Costs and Expenses................................    79
     SECTION 9.05. Right of Set-off..................................    81
     SECTION 9.06. Binding Effect....................................    82
     SECTION 9.07. Assignments and Participations....................    81
     SECTION 9.08. Execution in Counterparts.........................    84
     SECTION 9.09. Confidentiality...................................    84
     SECTION 9.10. No Liability of the Issuing Banks.................    84
     SECTION 9.11. Release of Collateral.............................    84
     SECTION 9.12. Jurisdiction, Etc.................................    85
     SECTION 9.13. Governing Law.....................................    85
     SECTION 9.14. Waiver of Jury Trial..............................    85


SCHEDULES

Schedule I           -  Commitments and Applicable Lending Offices
Schedule II          -  EBITDA Events
Schedule 4.01(b)     -  Subsidiaries
Schedule 4.01(d)     -  Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(f)     -  Disclosed Litigation

Schedule 4.01(o)     -  Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(p)     -  Environmental Disclosure
Schedule 4.01(q)     -  Open Years; Unpaid Tax Liabilities; Adjusted Tax Bases
Schedule 4.01(r)     -  Existing Debt
Schedule 4.01(s)     -  Surviving Debt
Schedule 4.01(t)     -  Liens
Schedule 4.01(u)        Owned Real Property
Schedule 4.01(v)     -  Investments
Schedule 4.01(w)     -  Intellectual Property


EXHIBITS

Exhibit A-1          -  Form of Term A Note
Exhibit A-2          -  Form of Term B Note
Exhibit A-3          -  Form of Revolving Credit Note
Exhibit B            -  Form of Notice of Borrowing
Exhibit C            -  Form of Assignment and Acceptance
Exhibit D            -  Form of Security Agreement
Exhibit E               Form of Stock Pledge
Exhibit F            -  Form of Solvency Certificate
Exhibit G            -  Form of Guaranty Supplement
Exhibit H            -  Form of Opinion of Sullivan & Cromwell
Exhibit I-1             Form of Standby Letter of Credit
Exhibit I-2             Form of Trade Letter of Credit

                                CREDIT AGREEMENT

          CREDIT AGREEMENT dated as of August 3, 2000 among Key3Media Events, Inc., a Delaware corporation (the "Borrower"), any Person who becomes a Guarantor (as herein defined) after the date hereof, the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), the bank listed on the signature pages hereof as the Initial Issuing Bank (the "Initial Issuing Bank"; together with the Initial Lenders, the "Initial Lender Parties"), Morgan Stanley Senior Funding, Inc. ("Morgan Stanley"), as lead arranger and sole book-runner (the "Lead Arranger"), Morgan Stanley & Co. Incorporated ("MS&Co."), as collateral agent (together with any successor collateral agent appointed pursuant to Article VIII, the "Collateral Agent") for the Lender Parties (as hereinafter defined), and Morgan Stanley, as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII, the "Administrative Agent" and, together with the Collateral Agent, the "Agents") for the Lender Parties.

PRELIMINARY STATEMENTS:

        (1) Immediately prior to the Initial Extension of Credit (as hereinafter defined), Key3Media Group, Inc., a Delaware corporation ("Holdings") was a wholly owned Subsidiary (as hereinafter defined) of Ziff-Davis Inc., a Delaware corporation (the "Parent"). After the date hereof and on or before the Effective Date, the Borrower shall be a wholly owned Subsidiary of Holdings.

        (2) Simultaneously with the Initial Extension of Credit, the Parent is consummating the spin-off (the "Spin-off") of Holdings to the public shareholders of the Parent.

        (3) In connection with the Spin-off, the Borrower intends to refinance (the "Refinancing") certain existing Debt (as hereinafter defined) of the Borrower and its Subsidiaries.

        (4) The Borrower has requested that the Lenders lend to it up to $380,000,000 to consummate the Refinancing, pay transaction fees and expenses and provide working capital for the Borrower and its Subsidiaries.

        (5) The Lenders have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

          "Administrative Agent's Account" means the account of the Administrative Agent as the Administrative Agent shall specify in writing to the Lender Parties.

          "Advance" means a Term A Advance, a Term B Advance, a Revolving Credit Advance or a Letter of Credit Advance, as applicable.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise. For all purposes of the Loan Documents, any reference to the Affiliates of the Borrower or a Subsidiary of the Borrower shall be construed as a reference to the Affiliates of the Borrower or such Subsidiary, as the case may be, as they exist after consummation of the Spin-off.

          "Agents" has the meaning specified in the recital of parties to this Agreement.

          "Agreement Value" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to:
     (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "Master Agreement"), the amount, if any, that would be payable by any Loan Party or any of its Restricted Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination,
     (ii) such Loan Party or Restricted Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Restricted Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Restricted Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Restricted Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Restricted Subsidiary pursuant to such Hedge Agreement; capitalized terms and used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

          "Applicable Law" means (a) all applicable common laws and principles of equity and (b) all applicable provisions of all (i) constitutions, statutes, rules, regulations and orders of governmental bodies, (ii) Governmental Approvals and (iii) orders, decisions, judgments and decrees of all courts (whether at law or in equity or admiralty) and arbitrators.

          "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "Applicable Margin" means:

          (a) with respect to the Term A Facility and the Revolving Credit Facility, (i) for the period from the date hereof to the six-month anniversary of the Effective Date, 3.00% per annum in the case of Eurodollar Rate Advances, and 2.00% per annum in the case of Base Rate Advances, and (ii) thereafter, a percentage per annum determined by reference to the Leverage Ratio as set forth below:

                                                                           Eurodollar Rate
Leverage Ratio                                       Base Rate Advances    Advances
------------------------------------------------------------------------------------------
Level I
-------
less than 2.25: 1.0                                         0.75%                 1.75%
------------------------------------------------------------------------------------------
Level II
--------
greater than or equal to 2.25: 1.0 and less                 1.25%                 2.25%
than 2.75: 1.0
------------------------------------------------------------------------------------------
Level III
---------
greater than or equal to 2.75: 1.0 and less                 1.75%                 2.75%
than 3.25
------------------------------------------------------------------------------------------
Level IV
--------
greater than or equal to 3.25: 1.0                          2.00%                 3.00%
------------------------------------------------------------------------------------------

          (b) with respect to the Term B Facility, (i) for the period from the date hereof to the six-month anniversary of the Effective Date, 3.75% per annum in the case of Eurodollar Rate Advances, and 2.75% per annum in the case of Base Rate Advances, and (ii) thereafter, a percentage per annum determined by reference to the Leverage Ratio as set forth below:

                                                                      Eurodollar Rate
Leverage Ratio                              Base Rate Advances        Advances
--------------------------------------------------------------------------------------
Level I
-------
less than 2.00: 1.0                              2.50%                    3.50%
--------------------------------------------------------------------------------------
Level II
--------
greater than or equal to 2.00: 1.0               2.75%                    3.75%
--------------------------------------------------------------------------------------

     For the purposes of clauses (a)(ii) and (b)(ii) above, the Applicable Margin for each Advance shall be determined by reference to the Leverage Ratio in effect from time to time; provided, however, that (A) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent received the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of the Chief Financial Officer of the Borrower demonstrating such Leverage Ratio and (B) the Applicable Margin shall be at Level IV for so long as the Borrower has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 5.03(b) or (c), as the case may be.

          "Applicable Percentage" means (a) during the period from the Effective Date until the six-month anniversary of the Effective Date, 0.50% per annum and (b) thereafter, a percentage per annum determined by reference to the Leverage Ratio as set forth below:

Leverage Ratio                                                 Commitment Fee
---------------------------------------------------------------------------------------
Level I
-------
less than 2.25: 1.0                                                0.375%
---------------------------------------------------------------------------------------
Level II
--------
greater than or equal to 2.25: 1.0 and less than
2.75: 1.0                                                          0.500%
---------------------------------------------------------------------------------------
Level III
---------
greater than or equal to 2.75: 1.0 and less than
3.25: 1.0                                                          0.500%
---------------------------------------------------------------------------------------
Level IV
--------
greater than or equal to 3.25: 1.0                                 0.500%
---------------------------------------------------------------------------------------

     The Applicable Percentage shall be determined by reference to the Leverage Ratio in effect from time to time; provided, however, that (A) no change in the Applicable Percentage shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of the Chief Financial Officer of the Borrower demonstrating such Leverage Ratio and (B) the Applicable Percentage shall be at Level IV for so long as the Borrower has not submitted to the Administrative Agent the information described in clause
     (A) of this proviso as and when required under Section 5.03(b) or (c), as the case may be.

          "Appropriate Lender" means, at any time, with respect to (a) any of the Term Facilities or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility at such time and (b) the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

          "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

          "Bankruptcy Law" means any proceeding of the type referred to in
     Section 6.01(f) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

          (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate; and

          (b) 1/2 of 1% per annum above the Federal Funds Rate.

          "Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(i).

          "Borrower" has the meaning specified in the recital of parties to this Agreement.

          "Borrower Common Equity Contribution" means the common equity cash contribution to the Borrower by Holdings of not less than $59,000,000.

          "Borrower's Account" means the account of the Borrower as the Borrower shall specify in writing to the Administrative Agent.

          "Borrowing" means a Term A Borrowing, a Term B Borrowing or a Revolving Credit Borrowing, as applicable.

          "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Restricted Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

          "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

          "Capital Raisings" means the Borrower Common Equity Contribution, the Holdings Common Equity Contribution and the Holdings Capital Raising Events.

          "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Restricted Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 180 days from the date of acquisition thereof:
     (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $5 million per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

          "CFC" means an entity that is a controlled foreign corporation as defined in Section 957 of the Internal Revenue Code.

          "Change of Control" means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert other than Softbank shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of Holdings (or other securities convertible into such Voting Interests) representing 30% or more of the combined voting power of all Voting Interests of Holdings; or (b) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of Holdings (together with any new directors whose election by such board of directors was approved by a majority of the directors then still in office who were entitled to vote to elect such new directors and were either directors at the beginning of such period or Persons whose election as directors was previously so approved) shall cease for any reason to constitute a majority of the board of directors of Holdings; or (c) any Person or two or more Persons acting in concert other than Softbank shall have acquired by contract or otherwise that, upon consummation, will result in its or their acquisition of power to exercise, directly or indirectly, a controlling influence over the management or control over Voting Interests of Holdings (or other securities convertible into such Voting Interests) representing 30% or more of the combined voting power of all Voting Interests of Holdings; or (d) Holdings shall cease to own directly 100% of the Equity Interests in the Borrower.

          "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

          "Collateral Agent" has the meaning specified in the recital of parties to this Agreement.

          "Collateral Documents" means the Security Agreement, the Stock Pledge, the Mortgages (if any) executed after the date of this Agreement and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

          "COMDEX/Fall Trade Show" means each "COMDEX/Fall tradeshow", as more particularly described in Amendment No. 2 to Holdings' Form S-1 filed with the Securities and Exchange Commission on July 13, 2000.

          "Commitment" means a Term A Commitment, a Term B Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment, as applicable.

          "Confidential Information" means information that any Loan Party furnishes to any Agent or any Lender Party on a confidential basis, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by such Agent or any Lender Party of its obligations hereunder or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties that is not, to the best of such Agent's or such Lender Party's knowledge, acting in violation of a confidential agreement with a Loan Party.

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

          "Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
     (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

          "Contract" means (a) any agreement (whether bilateral or unilateral or executing or non-executing and whether a Person entitled to rights thereunder is so entitled directly or as a third-party beneficiary), including an indenture, lease or license, (b) any deed or other instrument of conveyance, (c) any certificate of incorporation or charter and (d) any by-law.

          "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section
     2.09 or 2.10.

          "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

          "Current Liabilities" of any Person means (a) all Debt of such Person that by its terms is payable on demand or matures within one year after the date of determination (excluding any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date), (b) all amounts of Funded Debt of such Person required to be paid or prepaid within one year after such date and (c) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

          "Debt" of any Person means, without duplication for purposes of calculating financial ratios, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, excluding for the purposes of Section 6.01(e) only, any Obligations of such Person under or in respect of Trade Letters of Credit entered into in the ordinary course of business and which are not overdue by more than 60 days, (g) all payment Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock, in each case prior to the Termination Date, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person in respect of Debt referred to in clauses (a) through (h) above or clause (j) below of another Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

          "Debt for Borrowed Money" of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person.

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time which has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(d) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

          "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to
     (a) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (b) the Administrative Agent pursuant to Section 2.02(d) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (c) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (d) any Agent or the Issuing Bank pursuant to Section 8.05 to reimburse such Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or the

     Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

          "Defaulting Lender" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

          "Disclosed Litigation" has the meaning specified in Section 3.01(e).

          "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

          "Domestic Subsidiary" means any Subsidiary other than a Foreign Subsidiary.

          "EBITDA" means, subject to Section 1.03(b), for any period, the sum, determined on a Consolidated basis, of (a) net income (or net loss), (b) interest expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense (f) non-cash compensation expense related to employee stock options and (g) non-recurring losses, less (h) non-recurring gains, in each case of the Borrower and its Restricted Subsidiaries, determined in accordance with GAAP for such period; provided, however, that the net income for such period of any Person that is not a Subsidiary of such Person in respect of whom the calculation is being made or that is accounted for by the equity method of accounting shall be included only to the extent of dividends or distributions or other payments paid in cash to such Person or a wholly-owned Subsidiary of such Person in respect of such period; provided further, however, that there shall be included in determining EBITDA for any period (including any Relevant Period referred to in Section 1.03(b)), with respect to any Person the subject of any Investment permitted under Section 5.02(f)(viii) or (ix) during such period, the amount that would have been calculated as "EBITDA" for such Person as if such Investment had been consummated on the first day of such period.

          "EBITDA Event" means any event listed on Schedule II hereto, or any successor to any such event (notice in writing of which has been given to the Administrative Agent).

          "Effective Date" means the first date on which the conditions set forth in Article III shall have been satisfied.

          "Eligible Assignee" means any commercial bank or financial institution (including, without limitation, any fund that regularly invests in loans similar to the Term B Advances) as approved (so long as no Event of Default has occurred and is continuing at the time of the relevant assignment pursuant to Section 9.07) by the Borrower (such approval not to be unreasonably withheld); provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

          "Environmental Action" means any action, suit, demand, demand letter, legal claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, legal proceeding, consent order or consent agreement arising under any Environmental Law or any

     Environmental Permit or relating to any Hazardous Material or arising from alleged injury or threat to health and safety as it relates to any Hazardous Material or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "Environmental Law" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or legally binding agency interpretation, policy or guidance relating to pollution or protection of the environment, health and safety as it relates to any Hazardous Material or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
     (10), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operation at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or
     (h) the institution by the PBGC of
     proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

          "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates).

          "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

          "Events of Default" has the meaning specified in Section 6.01.

          "Excess Cash Flow" means, for any period,

               (a)  the sum of:

                    (i) Consolidated net income (or loss) of the Borrower and
               its Restricted Subsidiaries for such period plus

                    (ii) the aggregate amount of all non-cash charges deducted in arriving at such Consolidated net income (or loss) less

               (b)  the sum of:

                    (i) the aggregate amount of all non-cash credits included in arriving at such Consolidated net income (or loss) plus

                    (ii) the aggregate amount of Capital Expenditures of the
               Borrower and its Restricted Subsidiaries paid in cash during such period to the extent permitted by this Agreement plus

                    (iii) the aggregate amount of all regularly scheduled principal payments of Funded Debt made during such period.

          "Existing Debt" means Debt of each Loan Party and its Subsidiaries outstanding immediately before giving effect to the consummation of the Transaction.

          "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (including, without limitation, any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (A) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made within 6 months after the occurrence of such damage or loss or (B) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

          "Facility" means the Term A Facility, the Term B Facility, the Revolving Credit Facility or the Letter of Credit Facility, as applicable.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter" means the fee letter dated June 29, 2000 between the Borrower and Morgan Stanley, as amended.

          "Fiscal Year" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

          "Foreign Subsidiary" means a Subsidiary organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

          "Funded Debt" of any Person means Debt in respect of the Advances, in the case of the Borrower, and all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

          "GAAP" has the meaning specified in Section 1.03.

          "Guaranteed Obligations" has the meaning specified in Section 7.01.

          "Guarantors" means each Restricted Subsidiary of the Borrower that shall be required after the date hereof to execute and deliver a guaranty pursuant to Section 5.01(j)(i).

          "Guaranty" means the guaranty of the Guarantors set forth in Article VII.

          "Guaranty Supplement" has the meaning specified in Section 7.05.

          "Hazardous Materials" means petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, radon, gas or any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

          "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

          "Hedge Bank" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

          "Holdings" has the meaning specified in the Preliminary Statements.

          "Holdings Capital Raising Events" means the issuance by Holdings of
     (i) common stock and (ii) pay-in-kind senior debentures, in each case on terms and conditions satisfactory to Morgan Stanley.

          "Holdings Common Equity Contribution" means the common equity cash contribution to Holdings by certain members of management of the Borrower and others of not less than $35,000,000.

          "Immaterial Restricted Subsidiary" at any time means a Restricted Subsidiary that has, individually or in combination with any other Immaterial Restricted Subsidiary:

               (a) assets in an amount equal to less than 5% of the amount of total Consolidated assets of the Borrower and its Restricted Subsidiaries, determined as of the last day of the most recent fiscal quarter of the Borrower at such time; or

               (b) EBITDA in an amount equal to less than 5% of the amount of total Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the 12-month period ending on the last day of the most recent fiscal quarter of the Borrower at such time.

          "Indemnified Party" has the meaning specified in Section 9.04(b).

          "Information Memorandum" means the information memorandum dated July, 2000 used by the Lead Arranger in connection with the syndication of the Commitments.

          "Initial Extension of Credit" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

          "Initial Issuing Bank" has the meaning specified in the recital of parties to this Agreement.

          "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

          "Initial Lender Parties" has the meaning specified in the recital of parties to this Agreement.

          "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "Interest Coverage Ratio" means, at any date of determination, the ratio of (a) Consolidated EBITDA to (b) interest payable on, and amortization of debt discount in respect of, all Debt for Borrowed Money, in each case, of or by the Borrower and its Restricted Subsidiaries during the four consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Lenders pursuant to Section 5.03(b) or (c), as the case may be (whether or not such financial statements are delivered); provided, however, that clause (b) shall be calculated after giving effect on a pro forma basis to the Advances as if such Advances had been incurred on the first day of such four fiscal quarter period.

          "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

               (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

               (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

               (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

          "Issuing Bank" means the Initial Issuing Bank and any Eligible Assignee to which the Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as the Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

          "L/C Collateral Account" has the meaning specified in the Security Agreement.

          "L/C Related Documents" has the meaning specified in Section 2.04(d)(ii)(A).

          "Lender Party" means any Lender or the Issuing Bank.

          "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

          "Letter of Credit" means a Standby Letter of Credit or a Trade Letter of Credit.

          "Letter of Credit Advance" means an advance made by the Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).

          "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

          "Letter of Credit Commitment" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on
     Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into an Assignment and Acceptance, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Letter of Credit Facility" means, at any time, an amount equal to the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Leverage Ratio" means, at any date of determination, the ratio of Consolidated Debt for Borrowed Money of the Borrower and its Restricted Subsidiaries as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c) (whether or not such financial statements have been delivered to the Lender Parties), as the case may be, to Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the four fiscal quarter period ended at the end of such fiscal quarter.

          "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan Documents" means (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Fee Letter, (vi) each Letter of Credit Agreement and (vii) each Secured Hedge Agreement, in each case as amended.

          "Loan Parties" means the Borrower and the Guarantors.

          "Margin Stock" has the meaning specified in Regulation U.

          "Material Adverse Change" means any material adverse change in the business, financial condition, operations, performance or properties of the Borrower and its Subsidiaries, taken as a whole.

          "Material Adverse Effect" means (a) a material adverse effect on the business, financial condition, operations, performance or properties of the Borrower and its Subsidiaries, taken as a whole, (b) a material adverse effect on the rights and remedies of any Agent or any Lender under the Loan Documents or (c) a material adverse effect on the ability of the Loan Parties to perform their respective Obligations under the Loan Documents.

          "Moody's" means Moody's Investors Service, Inc.

          "Morgan Stanley" has the meaning specified in the recital of parties to this Agreement.

          "Mortgage" means any deed of trust, trust deed, mortgage, leasehold mortgage or leasehold deed of trust, in form and substance satisfactory to the Agent, required to be executed by a Loan Party pursuant to Section 5.01(j)(iii).

          "MS&Co." has the meaning specified in the recital of parties to this Agreement.

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt (other than any Debt incurred in the ordinary course of business) or the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of taxes that are deductible under clause (b) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable by a Loan Party or a Subsidiary of a Loan Party, such Loan Party or such Subsidiary may deduct an amount (the "Reserved Amount") equal to the amount reserved in accordance with GAAP for such Loan Party's or such Subsidiary's reasonable estimate of such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified; provided further that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder; provided further that Net Cash Proceeds shall not include any such cash receipts arising from any sale, lease, transfer or other disposition of any asset or any Extraordinary Receipt to the extent such cash receipts are reinvested in the business of the Borrower and its Subsidiaries within 6 months following the date of receipt.

          "Note" means a Term A Note, a Term B Note or a Revolving Credit Note, as applicable.

          "Notice of Borrowing" has the meaning specified in Section 2.02(a).

          "Notice of Issuance" has the meaning specified in Section 2.03(a).

          "Notice of Renewal" has the meaning specified in Section 2.01(d).

          "Notice of Termination" has the meaning specified in Section 2.01(d).

          "NPL" means the National Priorities List under CERCLA.

          "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, undisputed, legal, equitable, secured or unsecured, or, for the purposes of any such claim relating to any Loan Document, disputed, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party in accordance with the terms of the Loan Documents.

          "OECD" means the Organization for Economic Cooperation and Development.

          "Open Year" has the meaning specified in Section 4.01(r)(iii).

          "Other Taxes" has the meaning specified in Section 2.11(b).

          "Parent" has the meaning specified in the Preliminary Statements.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

          "Permitted Encumbrances" has the meaning specified in the Mortgages.

          "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purpose.

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.

          "Pledged Debt" has the meaning specified in the Security Agreement.

          "Post-Petition Interest" has the meaning specified in Section 7.06.

          "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

          "Pro Rata Share" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.04 or 6.01, such Lender's Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.04 or 6.01, the Revolving Credit Facility as in effect immediately prior to such termination).

          "Redeemable" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

          "Reduction Amount" has the meaning specified in Section 2.06(b)(vi).

          "Refinancing" has the meaning specified in the Preliminary Statements.

          "Register" has the meaning specified in Section 9.07(d).

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Required Lenders" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused Commitments under the Term Facilities at such time and (d) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, (C) the aggregate unused Term Commitments of such Lender at such time and (D) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Letter of Credit Advances owing to any Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

          "Responsible Officer" means the Chairman, President, Chief Financial Officer or General Counsel of any Loan Party or any of its Subsidiaries.

          "Restricted Subsidiary" means any Subsidiary of the Borrower other than a Subsidiary that is an Unrestricted Subsidiary.

          "Revolving Credit Advance" has the meaning specified in Section
     2.01(c).

          "Revolving Credit Borrowing" means a Revolving Credit borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

          "Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

          "Revolving Credit Lender" means any Lender that has a Revolving Credit Commitment.

          "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-3 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender, as amended.

          "S&P" means Standard & Poors Ratings Services, a division of the McGraw-Hill Companies, Inc.

          "Secured Hedge Agreement" means any Hedge Agreement required or permitted under Article V that is entered into by and between the Borrower and any Hedge Bank.

          "Secured Obligations" has the meaning specified in Section 2 of the Security Agreement.

          "Secured Parties" means the Agents, the Lender Parties and the Hedge Banks.

          "Security Agreement" has the meaning specified in Section 3.01(a)(ii).

          "Single Employer Plan" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Softbank" means Softbank Corp., a corporation incorporated in Japan, and its Affiliates (other than any Loan Party).

          "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such

     Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Spin-off Documents" means the documents effecting the Spin-off and the Capital Raisings.

          "Standby Letter of Credit" means a letter of credit issued under the Letter of Credit Facility (other than a Trade Letter of Credit), in substantially the form of Exhibit I-1 hereto, with such changes as the Borrower and the Issuing Bank shall agree.

          "Subordinated Debt" means any Debt of any Loan Party that is subordinated to the Obligations of such Loan Party under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Required Lenders.

          "Subordinated Debt Documents" means all agreements, indentures and instruments pursuant to which Subordinated Debt is issued, in each case as amended, to the extent permitted under the Loan Documents.

          "Subordinated Obligations" has the meaning specified in Section 7.06.

          "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or
     (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Surviving Debt" means Debt of each Loan Party outstanding immediately before and after giving effect to the Transaction.

          "Tax Sharing Agreement" means a tax sharing agreement to be entered into on or before the Effective Date between Holdings and the Borrower, as amended to the extent permitted under the Loan Documents.

          "Taxes" has the meaning specified in Section 2.12(a).

          "Term A Advance" has the meaning specified in Section 2.01(a).

          "Term A Borrowing" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

          "Term A Commitment" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term A

     Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Term A Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Term A Facility" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

          "Term A Lender" means any Lender that has a Term A Commitment.

          "Term A Note" means a promissory note of the Borrower payable to the order of any Term A Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advance made by such Lender, as amended.

          "Term Advance" means a Term A Advance or a Term B Advance, as applicable.

          "Term B Advance" has the meaning specified in Section 2.01(b).

          "Term B Borrowing" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

          "Term B Commitment" means, with respect to any Term B Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Term B Facility" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.

          "Term B Lender" means any Lender  that has a Term B Commitment.

          "Term B Note" means a promissory note of the Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Advance made by such Lender, as amended.

          "Term Borrowing" means a Term A Borrowing or a Term B Borrowing, as applicable.

          "Term Commitments" means the Term A Commitments and the Term B Commitments.

          "Term Facilities" means the Term A Facility and the Term B Facility.

          "Term Lender" means a Term A Lender or a Term B Lender, as applicable.

          "Termination Date" means the earlier of (a) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitments and the Term Commitments pursuant to Section 2.05 or 6.01 and (b) (i) for purposes of the Term A Facility, the Revolving

     Credit Facility and the Letter of Credit Facility, August 3, 2005 and (ii) for purposes of the Term B Facility and for all other purposes, August 3, 2006; provided, however, that if the Effective Date shall not have occurred before August 31, 2000, the Termination Date shall be August 31, 2000.

          "Trade Letter of Credit" means a letter of credit that is issued under the Letter of Credit Facility, in substantially the form of Exhibit I-2 hereto, with such changes as the Borrower and the Issuing Bank shall agree, for the benefit of a supplier of equipment to the Borrower or any of its Subsidiaries to effect payment for such equipment, the conditions to drawing under which include the presentation to the Issuing Bank that issued such Letter of Credit of negotiable bills of lading, invoices and related documents sufficient, in the judgment of such Issuing Bank, to create a valid and perfected lien on or security interest in such equipment, bills of lading, invoices and related documents in favor of such Issuing Bank.

          "Transaction" means the Spin-off, the Refinancing, the Capital Raisings and the transactions contemplated by the Loan Documents.

          "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

          "Unused Revolving Credit Commitment" means, with respect to any Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time.

          "Unrestricted Subsidiary" means (a) any Subsidiary of the Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Borrower in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Borrower may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Borrower) to be an Unrestricted Subsidiary unless such Subsidiary owns any Equity Interests of, or owns or holds any Lien on any property of, the Borrower or any Restricted Subsidiary. The Board of Directors of the Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that no Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation.

          "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

          "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

          SECTION 1.03. Accounting Terms. (a) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").

          (b) For any quarterly period (the "Relevant Period"), EBITDA will be calculated in accordance with the following:

          (i) If any EBITDA Event that occurred in the corresponding Relevant Period in the prior Fiscal Year does not occur in the applicable Relevant Period and instead is scheduled to occur in a later period (the "Later Period") in the current Fiscal Year, then EBITDA for such Relevant Period (and, subject to the provisions of clause (iii) below, the next three quarterly periods) shall be increased or decreased, as applicable, by the EBITDA related to such EBITDA Event in the immediately preceding Fiscal Year.

          (ii) An adjustment under paragraph (i) above may only be made so long as the related EBITDA Event shall not be cancelled.

          (iii) Upon the occurrence of the EBITDA Event referred to in paragraph (i) above in the Later Period (whether such Later Period is the original scheduled later period or any other period), to avoid any double counting of such EBITDA Event in any four fiscal quarter period, EBITDA in any Relevant Period shall be adjusted to reverse any increase or decrease in EBITDA for such Relevant Period effected pursuant to paragraph (i) above.

                                   ARTICLE II

          AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

          SECTION 2.01. The Advances and Letters of Credit. (a) The Term A Advances. Each Term A Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term A Advance") to the Borrower on the Effective Date in an amount not to exceed such Lender's Term A Commitment at such time. The Term A Borrowing shall consist of Term A Advances made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

          (b) The Term B Advances. Each Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term B Advance") to the Borrower on the Effective Date in an amount not to exceed such Lender's Term B Commitment at such time. The Term B Borrowing shall consist of Term B Advances made simultaneously by the Term B Lenders ratably according to their Term B Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

          (c) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Revolving Credit Advance") to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time; provided, however, that no Revolving Credit Advances may be made on the Effective Date. Each Revolving Credit Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(c), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c).

          (d) Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue Letters of Credit for the account of the Borrower from time to time on any Business Day during the period from the date hereof until 15 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit issued by such Issuing Bank not to exceed at any time the Letter of Credit Facility at such time and (ii) for each such Letter of Credit not to exceed the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 15 days before the Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "Notice of Renewal") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless the Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "Notice of Termination") and (B) in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof; provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 15 days before the Termination Date. If either a Notice or Renewal is not given by the Borrower or a Notice of Termination is given by the relevant Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal, the Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice or Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(d), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(d).

          SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made,
(iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by Issuing Bank and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Issuing Bank and such other Revolving Credit Lenders for repayment of such Letter of Credit Advances.

          (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select Eurodollar Rate Advances (i) for the initial Borrowing hereunder, (ii) for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or (iii) if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to
Section 2.09 or 2.10; provided, however, that if the syndication under this Agreement has not been completed on or prior to the Effective Date, then the Borrower may only select Eurodollar Rate Advances with one month Interest Period until the earlier of (i) the date which is one month after the Effective Date and (ii) the date the syndication has been completed as shall be notified by the Administrative Agent in a notice to the Borrower. In addition, the Term A Advances may not be outstanding as part of more than five separate Borrowings, the Term B Advances may not be outstanding as part of more than eight separate Borrowings and the Revolving Credit Advances may not be outstanding as part of more than ten separate Borrowings.

          (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          (d) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section
2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

          (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

          SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit and (D) name and address of the beneficiary of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). The Borrower and Issuing Bank shall negotiate in good faith to agree any changes to the form of such Letter of Credit set forth in Exhibit I-1 or I-2, as applicable, hereto. Upon agreement by the Borrower and the Issuing Bank of the form of such Letter of Credit and provided the Issuing Bank has not received notice of objection to such issuance from Lenders holding at least 50% of the Revolving Credit Commitments, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in
Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

          (b) Letter of Credit Reports. The Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit during the previous week and drawings during such week under all Letters of Credit, (B) to each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit and (C) to the Administrative Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

          (c) Drawings and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft.

Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each Revolving Credit Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receiving thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any Revolving Credit Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

          (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

          SECTION 2.04. Repayment of Advances. (a) Term A Advances. The
Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders the aggregate outstanding principal amount of the Term A Advances on the following dates in the amount indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

Date                                                          Amount
----                                                          ------
December 31, 2000                                             $2,500,000
March 31, 2001                                                $2,500,000
June 30, 2001                                                 $2,500,000
September 30, 2001                                            $2,812,500
December 31, 2001                                             $2,812,500
March 31, 2002                                                $2,812,500
June 30, 2002                                                 $2,812,500
September 30, 2002                                            $3,750,000
December 31, 2002                                             $3,750,000
March 31, 2003                                                $3,750,000
June 30, 2003                                                 $3,750,000
September 30, 2003                                            $4,687,500
December 31, 2003                                             $4,687,500
March 31, 2004                                                $4,687,500
June 30, 2004                                                 $4,687,500
September 30, 2004                                            $5,625,000
December 31, 2004                                             $5,625,000
March 31, 2005                                                $5,625,000
June 30, 2005                                                 $5,625,000

provided, however, that the final principal installment shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term A Advances outstanding on such date.

          (b) Term B Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate outstanding principal amount of the Term B Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

Date                                                             Amount
----                                                             ------
December 31, 2000                                                $850,000
March 31, 2001                                                   $850,000
June 30, 2001                                                    $850,000
September 30, 2001                                               $637,500
December 30, 2001                                                $637,500
March 31, 2002                                                   $637,500
June 30, 2002                                                    $637,500
September 30, 2002                                               $637,500
December 31, 2002                                                $637,500
March 31, 2003                                                   $637,500
June 30, 2003                                                    $637,500
September 30, 2003                                               $637,500
December 31, 2003                                                $637,500
March 31, 2004                                                   $637,500

June 30, 2004                                                    $637,500
September 30, 2004                                               $637,500
December 31, 2004                                                $637,500
March 31, 2005                                                   $637,500
June 30, 2005                                                    $637,500
September 30, 2005                                               $60,562,500
December 31, 2005                                                $60,562,500
March 31, 2006                                                   $60,562,500
June 30, 2006                                                    $60,562,500

provided, however, that the final principal installment shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term B Advances outstanding on such date.

          (c) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date the aggregate outstanding principal amount of the Revolving Credit Advances then outstanding.

          (d) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

               (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrower thereof):

                    (A) any lack of validity or enforceability of any Loan
               Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                    (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver or any consent to departure from all or any of the L/C Related Documents;

                    (C) the existence of any claim, set-off, defense or other
               right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                    (D) any statement or any other document presented under a
               Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (E) payment by any Issuing Bank under a Letter of Credit
               against presentation of a draft or certificate or other document that does not strictly comply with the terms of such Letter of Credit, except where such payment results from the gross negligence or willful misconduct of the Issuing Bank;

                    (F) any exchange, release or non-perfection of any
               Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

                    (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor, except to the extent caused by the gross negligence or willful misconduct of the Issuing Bank.


               SECTION 2.05. Termination or Reduction of the Commitments . (a) Optional. The Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Term A Commitments, the Term B Commitments and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility
(i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

               (b) Mandatory. (i) On the date of each repayment or prepayment of the Term A Advances, the aggregate Term A Commitments of the Term A Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term A Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term A Advances then outstanding.

                 (ii) On the date of each repayment or prepayment of the Term B Advances, the aggregate Term B Commitments of the Term B Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term B Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term B Advances then outstanding.

                 (iii) The Revolving Credit Facility shall be automatically and permanently reduced on each date on which the prepayment of Revolving Credit Advances outstanding thereunder is required to be made pursuant to Section 2.06(b)(i) or Section 2.06(b)(ii) by an amount equal to the applicable Reduction Amount, provided that each such reduction of the Revolving Credit Facility shall be made ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Commitments; provided further, however, that notwithstanding the foregoing and Section 2.06(b)(v), in no event shall the Revolving Credit Facility be reduced pursuant to this Section 2.05(b)(iii) to less than $20,000,000.

                 (iv) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

               SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $3,000,000 or an integral multiple of $500,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c).

               (b) Mandatory. (i) The Borrower shall on the date of receipt of the Net Cash Proceeds by the Borrower or any of its Restricted Subsidiaries from
(A) the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Restricted Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to clause (i) or (ii) of Section 5.02(e)),
(B) the incurrence or issuance by the Borrower or any of its Restricted Subsidiaries of any Debt (other than any Debt permitted by Section 5.02(b)), and
(C) any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Restricted Subsidiaries and not otherwise included in clause (A) or (B) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowing in an amount equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied ratably first to each of the Term Facilities on a pro rata basis and to the installments thereof on a pro rata basis and second to the Revolving Credit Facility as set forth in clause (v) below.

            (ii) The Borrower shall, on the 90th day following the end of each Fiscal Year, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the excess of (A) 50% of Excess Cash Flow over (B) the aggregate principal amount of all optional prepayments of Term Advances made during such Fiscal Year under Section 2.06(a), until such time as the Leverage Ratio is less than 2.0:1 and, thereafter, so long as no Default shall have occurred and be continuing, 0% of Excess Cash Flow. For the purposes of this Section 2.06(b)(ii) only, Excess Cash Flow for the year ended December 31, 2000 shall be calculated for the period from the Closing Date through December 31, 2000. Each such prepayment shall be applied ratably first to each of the Term Facilities on a pro rata basis and to the installments thereof on a pro rata basis and second to the Revolving Credit Facility as set forth in clause (v) below.

            (iii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowings and the Letter of Credit Advances and deposit an amount in the L/C Collateral Account in an amount equal to the amount by which
(A) the sum of the aggregate principal amount of (x) the Revolving Credit Advances and (y) the Letter of Credit Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Facility on such Business Day.

            (iv) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

            (v) Prepayments of the Revolving Credit Facility made pursuant to clause (i), (ii) or (iii) above this Section 2.06 shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and third deposited in the L/C Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i) or
(ii) above, the amount remaining (if any) after the prepayment in full of the Revolving Credit Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the "Reduction Amount") may be retained by the Borrower and the Revolving Credit Facility shall be permanently reduced as set forth in
Section 2.05(b)(iii). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Revolving Credit Lenders, as applicable.

            (vi) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid. If any payment of Eurodollar Rate Advances otherwise required to be made under this Section 2.06(b) would be made on a day other than the last day of the applicable Interest Period therefor, the Borrower may direct the Administrative Agent to (and if so directed the Administrative Agent shall) deposit such payment in the L/C Collateral Account until the last day of the applicable Interest Period at which time the Administrative Agent shall apply the amount of such payment to the prepayment of such Advances; provided, however, that such Advances shall continue to bear interest as set forth in
Section 2.07 until the last day of the applicable Interest Period therefor.

            (c) Term B Facility Opt-Out. With respect to any prepayment of the Term Advances, the Administrative Agent shall ratably pay the Term A Lenders and the Term B Lenders; provided, however, that any Term B Lender, at its option, to the extent that any Term A Advances are then outstanding, may elect not to accept such prepayment (such Lender being a "Declining Lender"), in which event the provisions of the next sentence shall apply. Any Term B Lender may elect not to accept its ratable share of the prepayment referred to in any notice of prepayment by giving written notice to the Administrative Agent not later than 11:00 A.M. (New York City time) on the Business Day immediately preceding the scheduled prepayment date. On such prepayment date, an amount equal to that portion of the amount available to prepay Term B Lenders (less any amounts that would otherwise be payable to Declining Lenders) shall be applied to prepay Term B Advances owing to Term B Lenders other than Declining Lenders and any amounts that would otherwise have been applied to repay Term B Advances owing to Declining Lenders (the "Prepayment Amount") shall instead be applied ratably to prepay the remaining Term A Advances as provided in Sections 2.06(a) and (b); provided further that on prepayment in full of Term A Advances, the remainder of any Prepayment Amount shall be applied ratably to prepay Term B Advances owing to Declining Lenders.

          SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last Business Day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

          (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the

     Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

               (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause
(a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

               (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Borrower and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

               SECTION 2.08. Fees. (a) Commitment Fee. (i) With respect to the Revolving Credit Facility, the Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date of this Agreement in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December, commencing September 30, 2000, and on the Termination Date, at a rate equal to the Applicable Percentage then in effect on the average daily Unused Revolving Credit Commitment of such Lender during such quarter; provided, however, that any commitment fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable prior to such time; and provided further that no commitment fee shall accrue on the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

               (ii) In respect of each of the Term A Facility and the Term B Facility, the Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date of this Agreement in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the earliest to occur of (A) the date of the initial Borrowing under the Term A Facility and the initial Borrowing under the Term B Facility, as applicable, (B) the Termination Date and (C) August 31, 2000, payable on such earliest date, at a rate equal to 0.50% per annum on the Term A Commitments and the Term B Commitments, respectively; provided, however, that any commitment fee accrued with respect to the Term A Commitment or the Term B Commitment, as applicable, of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable prior to such time; and provided further that no commitment fee shall accrue on the Term A Commitment or the Term B Commitment, as applicable, of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

               (b) Letter of Credit Fee, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last day of each March, June, September and December, commencing September 30, 2000, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any Letter of Credit and on the Termination Date, on such Lender's Pro Rata Share of the actual daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the rate per annum equal to the Applicable Margin then in effect for Revolving Credit Advances that are Eurodollar Rate Advances (including default interest, if any).

               (ii) The Borrower shall pay to the Issuing Bank, for its own account, (A) an issuance fee for each Letter of Credit in an amount equal to 0.25% of the Available Amount of such Letter of Credit on the date of issuance of such Letter of Credit, payable on such date and (B) such other commissions, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

               (c) Agents' Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between the Borrower and such Agent.

               SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.06 and 2.09, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that (i) if any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made on a date other than the last day of an Interest Period for such Eurodollar Rate Advances, the Borrower shall also pay amounts owing pursuant to Section 9.04(c),
(ii) any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b),
(iii) no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and (iv) each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

               (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

               (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

               (iii) Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Advances into, Eurodollar Rate Advances shall be suspended.

               SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this
Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

               (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or the issuance or maintenance of or participation in the Letters of credit (or similar contingent obligations). A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

               (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed a majority of the then aggregate unpaid principal amount of such Facility notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

               (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

               SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed
(i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and
(ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

               (b) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender Party, under any Note held by such Lender Party, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower's accounts with such Lender Party any amount so due. Each such Lender Party agrees promptly to notify the Borrower after making any such charge; provided, however, that the failure to give such notice shall not affect the validity of such charge.

               (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Administrative agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

               (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, commitment fee or Letter of Credit fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

               (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

               (f) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such lender Party, and for application to such principal installments, as the Administrative agent shall direct.

               SECTION 2.12. Taxes. (a) Except as required by law, any and all payments by or for the account of any Loan Party hereunder, or in respect of the Notes or any other Loan Document, shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If a Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or other Loan Documents to any Lender Party or any Agent, (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

               (b) In addition, each Loan Party shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, the Notes or any other Loan Document (hereinafter referred to as "Other Taxes").

               (c) Each Loan Party shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

               (d) Within 45 days after the date of any payment of Taxes, the relevant Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes or other Loan Documents by or on behalf of such Loan Party through an account or branch outside the United States or by or on behalf of such Loan Party by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this
Section 2.12, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

               (e) Each Lender Party that is not a "United States person", as such term is defined in Section 7701(c)(30) of the Code, shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the relevant Loan Party (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and each Loan Party with two original Internal Revenue Service forms 1001 or 4224, W-8ECI, W-8 or W-8BEN (and if such Lender Party delivers a form W-8 or W8-BEN in connection with Section 871(h) or 881(e) of the Code, a certificate representing that such Lender Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder, within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, of the Loan Party and is not a controlled foreign corporation related to the Loan Party, within the meaning of
Section 864(d)(4) of the Internal Revenue Code), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or, in the case of a Lender Party providing a form W-8 or W-8BEN, certifying that such Lender Party is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent and only to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224, W-8, W-8BEN or W-8ECI (or the related certificate described above), that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Loan Party and shall not be obligated to include in such form or document such confidential information.

               (f) For any period with respect to which a Lender Party has failed to provide the relevant Loan Party with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or
(c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the relevant Loan Party shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

               (g) In the event that an additional payment is made under Section
2.12 for the account of any Lender Party and such Lender Party, in its sole opinion, determines that it has finally and irrevocably received or been granted a refund in respect of any Taxes paid pursuant to this Section 2.12, such Lender Party shall promptly remit such refund to the Borrower, net of all out-of-pocket expenses of such Lender Party; provided, however, that the Borrower upon the request of such Lender Party, agrees to promptly return such refund to such Lender Party in the event such Lender Party is required to repay such refund to the relevant taxing authority. Nothing contained herein shall interfere with the right of a Lender Party to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender Party to apply for any refund or to disclose any information relating to its tax affairs or any computations in respect thereof.

               SECTION 2.13. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to
(ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; provided further that, so long as the Obligations under the Loan Document shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off), except as limited hereby, with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

               SECTION 2.14. Use of Proceeds. The proceeds of the Term Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely to finance the Transaction and to pay fees and expenses incurred in connection with the Transaction. The Revolving Credit Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely to provide working capital for the Borrower and its Subsidiaries and for other general corporate purposes of the Borrower and its Subsidiaries.

               SECTION 2.15. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

          (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

          (i) first, to the Agents for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Agents;

          (ii) second, to the Issuing Bank for any Defaulted Amounts then owing to it, in its capacity as such; and

          (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

          (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with MS&Co., in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be MS&Co.'s standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender Party hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

          (i) first, to the Agents for any amounts then due and payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such respective amounts then due and payable to the Agents;

          (ii) second, to the Issuing Banks for any amounts then due and payable to it hereunder, in its capacity as such, by such Defaulting Lender;

          (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

          (iv) fourth, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

          (d) The rights and remedies against a Defaulting Lender under this
Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

          SECTION 2.16. Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Revolving Credit Note, a Term A Note and a Term B Note, as applicable, payable to the order of such Lender Party in a principal amount equal to the Revolving Credit Commitment, the Term A Commitment and the Term B Commitment, respectively, of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

          (b) The Register maintained by the Administrative Agent pursuant to
Section 9.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party's share thereof.

          (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

                                  ARTICLE III

                             CONDITIONS OF LENDING

          SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender Party to make an Advance or of any Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

          (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

          (i) If requested by a Lender, Notes payable to the order of such Lender.

          (ii) A security agreement in substantially the form of Exhibit D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "Security Agreement"), duly executed by the Borrower, together with:

                    (A) certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                    (B) executed copies of proper financing statements for filing under the Uniform Commercial Code of all jurisdictions that the Collateral Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                    (C) completed requests for information, dated on or before the date of the Initial Extension of Credit, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name the Borrower as debtor, together with copies of such other financing statements,

                    (D) evidence of the insurance required by the terms of the Security Agreement, and

                    (E) evidence that all other action that the Collateral Agent may reasonably deem necessary in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords' and bailees' waiver and consent agreements).

(iii) A stock pledge (the "Stock Pledge") in substantially the form of Exhibit E and covering all of the issued shares in the Borrower, duly executed by Holdings, together with:

                    (A) certificates representing such shares accompanied by undated stock powers executed in blank,

                    (B) executed copies of proper financing statements for filing under the Uniform Commercial Code of all jurisdictions that the Collateral Agent may deem necessary or desirable in order to perfect and protect the first priority security interests created under the Stock Pledge, covering such shares, and

                    (C) completed requests for information, dated on or before the date of the Initial Extension of Credit, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in the jurisdictions referred to in clause
          (B) above that name Holdings as debtor, together with copies of such other financing statements.

(iv) Certified copies of the resolutions of the Board of Directors of each of Holdings and the Borrower approving the Transaction and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transaction and each Loan Document to which it is or is to be a party.

(v) A copy of a certificate of the Secretary of State (or equivalent governmental authority) of the jurisdiction of incorporation of each of Holdings and the Borrower, dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter of Holdings or the Borrower, as the case may be, and each amendment thereto on file in the office of such Secretary of State (or such governmental authority) and (B) that
(1) such amendments are the only amendments to Holdings', or the Borrower's, as the case may be, charter on file in its office, (2) Holdings or the Borrower, as the case may be, has paid all franchise taxes (or the equivalent thereof) to the date of such certificate and (C) Holdings or the Borrower, as the case may be, is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

(vi) A copy of a certificate of the Secretary of State (or equivalent governmental authority) of each jurisdiction in which each of Holdings and the Borrower is qualified or licensed as a foreign corporation, dated reasonably near the date of the Initial Extension of Credit, stating that Holdings or the Borrower, as the case may be, is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

(vii) A certificate of each of Holdings and the Borrower, signed on behalf of Holdings or the Borrower, as the case may be, by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to
(A) the absence of any amendments to the charter (or similar constitutive document) of Holdings or the Borrower, as the case may be, since the date of the Secretary of State's certificate referred to in Section 3.01(a)(v), (B) a true and correct copy of the bylaws of Holdings or the Borrower, as the case may be, as in effect on the date on which the resolutions referred to in Section 3.01(a)(iv) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation and good standing or valid existence of Holdings or the Borrower, as the case may be, as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of Holdings or the Borrower, as the case may be, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

(viii) A certificate of the Secretary or an Assistant Secretary of each of Holdings and the Borrower certifying the names and true signatures of the officers of Holdings or the Borrower, as the case may be, authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

(ix) A certified copy of the Tax Sharing Agreement and each Spin-off Document, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall reasonably request.

(x) Certificates, in substantially the form of Exhibit F, attesting to the Solvency of each of Holdings and the Borrower, in each case individually and together with its Subsidiaries, taken as a whole, immediately before and immediately after giving effect to the Transaction, from their respective Chief Financial Officers.

(xi) Such financial, business and other information regarding Holdings and the Borrower and their respective Subsidiaries as the Lender Parties shall have reasonably requested, including, without limitation, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available.

(xii) Evidence of insurance naming the Collateral Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates, including, without limitation, business interruption insurance.

          (xiii) A Notice of Borrowing relating to the Initial Extension of Credit.

          (xiv) A favorable opinion of Sullivan & Cromwell, counsel for the Loan Parties and Holdings in substantially the form of Exhibit H hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

          (b) The Lender Parties shall be satisfied that all Existing Debt, other than Surviving Debt, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all Surviving Debt shall be on terms and conditions satisfactory to the Lender Parties.

          (c) Before giving effect to the Transaction, there shall have occurred no Material Adverse Change since December 31, 1999.

          (d) There shall exist no action, suit, investigation, litigation or proceeding affecting Holdings or the Borrower or any of their respective Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect other than the matters described on Schedule 4.01(f) hereto (the "Disclosed Litigation") or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the Transaction and there shall have been no material adverse change in the status, or financial effect on, Holdings, the Borrower or any of their respective Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

          (e) All governmental and third party consents and approvals necessary in connection with the Transaction shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect (other than any such consents or approvals the absence of which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect); all applicable waiting periods in connection with the Transaction shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction or the rights of the Borrower or its Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

          (f) The Lender Parties shall be satisfied with the terms and conditions of each Capital Raising. On the Closing Date, Holdings shall have received (i) at least $35,000,000 in cash proceeds from the Holdings Common Equity Contribution and (ii) at least an aggregate amount of $72,500,000 from the Holdings Capital Raising Events, and shall have contributed at least $59,000,000 of such proceeds to the capital of the Borrower by way of the Borrower Common Equity Contribution. The Borrower shall have used the proceeds of the Borrower Common Equity Contribution together with any excess cash on the balance sheet of the Borrower or shall use all such amounts simultaneously with the Initial Extension of Credit under the Loan Documents to finance, in part, the Transaction and related costs and expenses. Holdings shall have retained no more than $4,500,000 from the proceeds of the Capital Raisings for its own account and shall have contributed any excess proceeds, therefrom to the Borrower by way of a capital contribution.

          (g) The Borrower shall have paid or caused to be paid all accrued fees and expenses of the Administrative Agent, the Lead Arranger and the Lender Parties (including the accrued fees and reasonable expenses of counsel to the Administrative Agent and the Lead Arranger).

          (h) All of the Equity Interests of each of the Borrower's Subsidiaries shall be owned by the Borrower or one or more of the Borrower's Subsidiaries (except to the extent such Equity Interests are required by the laws of the jurisdiction of incorporation of such Subsidiary to be held by any third party solely for the purpose of complying with the laws for the incorporation or formation of such Subsidiary), in each case free and clear of any Lien, other than the Liens created under the Loan Documents; the Lenders shall have a valid and perfected first priority Lien and security interest in such Equity Interests (or 65% of such Equity Interests in a subsidiary that is a CFC) and in the other Collateral; all filings, recordations and searches necessary or desirable in connection with such Liens and security interests shall have been duly made; and all filing and recording fees and taxes shall have been duly paid.

          (i) The Lender Parties shall be satisfied, on the Effective Date, on a pro forma basis after giving effect to the Transaction and the Advances borrowed on the date of the Initial Extension of Credit and the Letters of Credit (if any) issued on the date of the Initial Extension of Credit, that the Leverage Ratio of the Borrower and its Restricted Subsidiaries for the most recent twelve month period is not greater than 3.7:1. The available cash as shown on the Borrower's pro forma balance sheet shall be at least $45,000,000.

          SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance) on the occasion of each Borrowing (including the initial Borrowing) and the obligation of each Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit shall be subject to the further conditions precedent that, on the date of such Borrowing, issuance or renewal,
(a) the following statements shall be true and the Administrative Agent shall have received for the account of such Lender or Issuing Bank a certificate signed by a duly authorized officer of the Borrower, dated the date of such Borrowing, issuance or renewal, stating that:

          (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such Borrowing, issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, issuance or renewal, in which case as of such specific date; and

          (ii) no Default has occurred and is continuing, or would result from such Borrowing, issuance or renewal or from the application of the proceeds therefrom;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Appropriate Lender Party through the Administrative Agent may reasonably request.

          SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Borrower . The Borrower represents and warrants as of the Effective Date and each date referred to in Section 3.02 as follows:

          (a) Each Loan Party and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably expected to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries has been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries (except to the extent such Equity Interests are required by the laws of the jurisdiction of incorporation of such Loan Party or Subsidiary, as applicable, to be held by any third party solely for the purpose of complying with the laws for the incorporation or formation of such Loan Party or Subsidiary, as applicable) free and clear of all Liens, except those created under the Collateral Documents.

          (c) The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of its properties, except for any such conflict, breach or default that could not reasonably be expected to have a Material Adverse Effect or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably expected to have a Material Adverse Effect.

          (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them. The Spin-off and Capital Raisings are being consummated simultaneously with the Initial Extension of Credit in accordance with the applicable Spin-off Documents and applicable law.

          (e) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

          (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably expected to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the Transaction, and there has been no material adverse change in the status, or financial effect on any Loan party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

          (g) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1999, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of PricewaterhouseCoopers LLP, independent public accountants, copies of which have been furnished to each Lender Party, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 1999, there has been no Material Adverse Change.

          (h) The Consolidated pro forma estimated balance sheet of the Borrower and its Restricted Subsidiaries as at June 30, 2000, and the related Consolidated pro forma estimated statements of income and cash flows of the Borrower and its Restricted Subsidiaries for the six months then ended, certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to each Lender Party, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery thereof, and represented, at the time of delivery, the Borrower's best estimate of the Consolidated pro forma financial condition of the Borrower and its Restricted Subsidiaries as at such date (subject to usual year-end adjustments) and the Consolidated pro forma results of operations of the Borrower and its Restricted Subsidiaries for the period ended on such date, in each case giving effect to the Transaction, all in accordance with GAAP.

          (i) The Consolidated forecasted balance sheet, statement of income and statement of cash flows of the Borrower and its Restricted Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(xi) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

          (j) Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

          (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          (l) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

          (m) Neither the making of any Advances, nor the issuance or renewal of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any Act referred to in Section 4.01(l) above or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (n) Each Loan Party (other than any Immaterial Restricted Subsidiary) is, individually and together with its Subsidiaries (other than any Immaterial Restricted Subsidiary), Solvent.

          (o) (i) Set forth on Schedule 4.01(o) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans.

          (ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

          (iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

          (iv) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

          (v) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

          (p) (i) Except as otherwise set forth on Part I of Schedule 4.01(p) hereto, the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably expected to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could be expected to have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

          (ii) Except as otherwise set forth on Part II of Schedule 4.01(p) hereto, none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; there are no surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries requiring remediation under any Environmental Law.

          (iii) Except as otherwise set forth on Part III of Schedule 4.01(p) hereto, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or to their knowledge formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

          (q) (i) After consummation of the Spin-off, neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than the Tax Sharing Agreement.

          (ii) Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, except to the extent that in the aggregate the failure to so file or to pay such taxes could not be reasonably expected to have a Material Adverse Effect.

          (iii) Set forth on Part I of Schedule 4.01(q) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

          (iv) As of the date hereof, there are no unpaid adjustments to the Federal income tax liability of the Loan Parties and their Subsidiaries and Affiliates proposed by the Internal Revenue Service with respect to Open Years that in the aggregate could be reasonably expected to have a Material Adverse Effect. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could be reasonably expected to have a Material Adverse Effect.

          (v) As of the date hereof, there are no unpaid adjustments to the state, local and foreign tax liability of the Loan Parties and their Subsidiaries and Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) that in the aggregate could be reasonably expected to have a Material Adverse Effect. No issues have been raised by such taxing authorities that, in the aggregate, could be reasonably expected to have a Material Adverse Effect.

          (vi) The Spin-off will not result in the Borrower or any of its Subsidiaries or Affiliates incurring any tax liabilities that could reasonably be expected to have a Material Adverse Effect.

          (vii) No "ownership change" as defined in Section 382(g) of the Internal Revenue Code, and no event that would result in the application of the "separate return limitation year" limitation under the Federal income tax consolidated return regulations, will have occurred with respect to the Borrower prior to the Spin-off.

          (r) Set forth on Schedule 4.01(r) hereto is a complete and accurate list of all Existing Debt as of the date hereof (other than Surviving Debt), showing as of the date hereof the obligor and the principal amount outstanding thereunder.

          (s) Set forth on Schedule 4.01(s) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

          (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Liens (other than Permitted Liens and any other Liens, both individually and in the aggregate, that are immaterial in nature) as of the date hereof on the property or assets of any Loan Party or any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiaries subject thereto.

          (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all real property, the aggregate fair market value of which exceeds $1,000,000, owned by any Loan Party or any of its Domestic Subsidiaries as of the date hereof, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair market value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

          (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

          (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list as of the date hereof of all patents, registered trademarks, trade names, registered service marks and registered copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, in each case, the subject of the Security Agreement, showing as of the date hereof the jurisdiction in which registered, the registration number and the date of registration.

                                   ARTICLE V

                            COVENANTS OF THE BORROWER

          SECTION 5.01. Affirmative Covenants So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Restricted Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, except where a failure to comply could not reasonably be expected to have a Material Adverse Effect.

          (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Restricted Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Restricted Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and the creditor in respect thereof becomes entitled to enforce such Lien against such property.

          (c) Compliance with Environmental Laws. Comply, and cause each of its Restricted Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Restricted Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties; and conduct and cause each of its Restricted Subsidiaries to conduct to the extent required by any Environmental Law, any investigation, study, sampling, testing, cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          (d) Maintenance of Insurance. Maintain, and cause each of its Restricted Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Restricted Subsidiary operates.

          (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Restricted Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Borrower and each of its Restricted Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d); and provided further that neither the Borrower nor any of its Restricted Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Borrower or such Restricted Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Restricted Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Restricted Subsidiary or the Lender Parties.

          (f) Visitation Rights. At any reasonable time and from time to time upon reasonable prior notice to the Borrower, permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Restricted Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Restricted Subsidiaries with any of their officers or directors and, with the prior consent of the Borrower (not to be unreasonably withheld), with their independent certified public accountants; provided, however, that so long as no Default shall have occurred and be continuing, no Lender Party may make more than two such requests in any calendar year.

          (g) Keeping of Books. Keep, and cause each of its Restricted Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each of its Restricted Subsidiaries in accordance with generally accepted accounting principles in effect from time to time.

          (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Restricted Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (i) Transactions with Affiliates. Conduct, and cause each of its Restricted Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Restricted Subsidiary than it could reasonably be expected to obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     (j) Covenant to Guarantee Obligations and Give Security. Upon (x) the reasonable request of the Administrative Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by the Borrower (other than (1) any Subsidiary that is a CFC or (2) a Subsidiary (other than a Domestic Subsidiary) that is held directly or indirectly by a CFC or (3) an Unrestricted Subsidiary or (4) Softbank or (5) Holdings) or (z) the acquisition of any property (excluding, however, any real property owned with a fair market value together with the fair market value of all other real property owned by the Borrower and its Domestic Subsidiaries at such time of less than $1,000,000) by any Loan Party, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower's expense:

     (i) in connection with the formation or acquisition of a Subsidiary that is not (A) a CFC or (B) a Subsidiary (other than a Domestic Subsidiary) that is held, directly or indirectly by a CFC or (C) an Unrestricted Subsidiary, within 10 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent (not being a person of the kind described in sub clauses (A), (B) or (C) above) of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty supplement in substantially the form of Exhibit G, guaranteeing the other Loan Parties' obligations under the Loan Documents,

     (ii) within 10 days after such request, formation or acquisition, furnish to the Collateral Agent a description of the real and personal properties of the Loan Parties in detail reasonably satisfactory to the Collateral Agent,

     (iii) within 15 days after such request, formation or acquisition, duly execute and deliver, and cause each such Subsidiary and each such parent (if it has not already done so) to duly execute and deliver, to the Administrative Agent mortgages, pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties (but excluding any real property owned by such Subsidiary with a fair market value together with the fair market value of all other real property owned by the Borrower and its Domestic Subsidiaries of less than $1,000,000); provided, however, that in the case of (A) clause (y) above, the stock of any Domestic Subsidiary held by a CFC shall not be pledged and (B) clause (z) above, if such new property is Equity Interests in a CFC, only 65% of such Equity Interests shall be pledged in favor of the Secured Parties,

     (iv) within 30 days after such request, formation or acquisition, take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be reasonably necessary or advisable in the opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms,

          (v) within 60 days after such request, formation or acquisition, deliver to the Administrative Agent, upon the reasonable request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Administrative Agent may reasonably request (provided that any such opinion shall only be required to be delivered in respect of material assets or any material Subsidiary),

          (vi) as soon as reasonably practicable after such request, formation or acquisition, deliver, upon the request of the Collateral Agent in its sole discretion, to the Collateral Agent with respect to each parcel of real property owned by the entity and that is the subject of a Mortgage required to be provided pursuant to clause (iii) above and that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Collateral Agent, provided, however, that to the extent that any Loan Party shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent, and

          (vii) at any time and from time to time, as soon as reasonably practicable, execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements and security agreements.

          (k) Further Assurances. (i) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Restricted Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

          (ii) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any Restricted Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and
          (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any Restricted Subsidiaries is or is to be a party, and cause each of its Restricted Subsidiaries to do so.

          (l) Tax Sharing Agreement. Perform and observe all of the terms and provisions of the Tax Sharing Agreement to be performed or observed by it, maintain the Tax Sharing Agreement in full force and effect and enforce the Tax Sharing Agreement in accordance with its terms. Nothing in this Section 5.01(l) shall prevent the Borrower from amending, modifying or changing any term or condition of the Tax Sharing Agreement to the extent permitted by Section 5.02(l).

          (m) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Restricted Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Restricted Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

          (n) Interest Rate Hedging. Enter into prior to September 30, 2000, and maintain at all times thereafter, interest rate Hedge Agreements with Persons acceptable to the Administrative Agent, covering a notional amount of not less than 50% of the Commitments under the Term Facilities providing for such Persons to make payments thereunder for a period of no less than 3 years to the extent of increases in interest rates greater than 2.75% above the weighted average Eurodollar Rate for an Interest Period of one month on the date hereof.

          (o) Trade Show Space. Procure that, in respect of each COMDEX/Fall Trade Show to be organized by the Borrower or any of its Subsidiaries, that the Borrower or such Subsidiary, as the case may be, has at least one year prior to the scheduled date of such trade show, an executed written commitment for sufficient space to hold such trade show in a venue that is, in light of the nature of such trade show, suitable for the holding of such trade show. The Borrower shall, upon request by the Agent, provide the Agent with a copy of such written commitment.

          SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will not, at any time:

          (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Restricted Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Restricted Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Restricted Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Restricted Subsidiaries to assign, any accounts or other right to receive income, except:

          (i) Liens created under the Loan Documents;

          (ii) Permitted Liens;

          (iii) Liens existing on the date hereof and described on Schedule 4.01(m) hereto;

          (iv) purchase money Liens upon or in real property or equipment acquired or held by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(ii) at any time outstanding;

          (v) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(iii); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

          (vi) other Liens affecting property with an aggregate fair value not to exceed $5,000,000, provided that no such Lien shall extend to cover any Collateral; and

          (vii) the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or Change in any direct or contingent obligor) of the Debt Secured thereby.

          (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

          (i) in the case of the Borrower and its Restricted Subsidiaries, Debt under the Loan Documents,

          (ii) in the case of the Borrower, Debt secured by Liens permitted by
          Section 5.02(a)(iv) not to exceed in the aggregate $10,000,000 at any time outstanding,

          (iii) in the case of the Borrower, Capitalized Leases not to exceed in the aggregate $5,000,000 at any time outstanding,

          (iv) in the case of the Borrower and its Restricted Subsidiaries, the Surviving Debt,

          (v) in the case of the Borrower and its Restricted Subsidiaries, Debt owed to the Borrower or any other Loan Party that constitutes Pledged Debt,

          (vi) in the case of the Borrower, Debt in respect of Hedge Agreements required by Section 5.01(n), and

          (vii) in the case of the Borrower, unsecured Debt incurred in the ordinary course of business for the deferred purchase price of property or services, maturing within one year from the date created, and aggregating, on a Consolidated basis, not more than $2,500,000 at any one time outstanding.

          (c) Change in Nature of Business. Make, or permit any of its Restricted Subsidiaries to make, any material change in the nature of its business as carried on by the Borrower and its Restricted Subsidiaries as at the date hereof, namely trade shows and activities related thereto.

          (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Restricted Subsidiaries to do so, except that:

          (i) any Restricted Subsidiary of the Borrower may merge into or consolidate with any other Restricted Subsidiary, provided that, in the case of any such merger or consolidation, the Borrower shall not own, either directly or indirectly, Equity Interests in the Person formed by such merger or consolidation in an amount (expressed as a percentage of the total Equity Interests of such Person) that is less than the higher amount (expressed as a percentage) of Equity Interests owned, directly or indirectly, by the Borrower in each such Restricted Subsidiary immediately prior to such merger or consolidation, provided further that, in the case of any such merger or consolidation to which a Guarantor is a party, the Person formed by such merger or consolidation shall be a Guarantor;

          (ii) in connection with any sale or other disposition permitted under
          Section 5.02(e) (other than clause (i) thereof), any Restricted Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; and

          (iii) in connection with any acquisition permitted under Section 5.02(f)(viii), any Restricted Subsidiary of the Borrower may merge into or Consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly owned Restricted Subsidiary and a Guarantor;

provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

          (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Restricted Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets other than inventory to be sold in the ordinary course of its business, except:

          (i) in a transaction authorized by Section 5.02(d) (other than subsection (ii) thereof); and

          (ii) sales of assets for cash and for fair value in an aggregate amount not to exceed $1,000,000 in any Fiscal Year,

provided that in the case of sales of assets pursuant to clause (ii) above, the Borrower shall, on the date of receipt by the Borrower or any of its Restricted Subsidiaries of the Net Cash Proceeds from such sale, prepay the Advances pursuant to Section 2.06(b), as specified therein.

          (f) Investments in Other Persons. Make or hold, or permit any of its Restricted Subsidiaries to make or hold, any Investment in any Person, except:

          (i) equity Investments by the Borrower and its Restricted Subsidiaries outstanding on the date hereof and additional future investments in Loan Parties;

          (ii) loans and advances to employees in the ordinary course of the business of the Borrower and its Restricted Subsidiaries as presently conducted in an aggregate principal amount not to exceed $2,500,000 at any time outstanding;

          (iii) Investments by the Borrower and its Restricted Subsidiaries in Cash Equivalents;

          (iv) Investments existing on the date hereof and described on Schedule 4.01(y) hereto;

          (v) Investments consisting of intercompany Debt permitted under
          Section 5.02(b)(iv);

          (vi) Investments consisting of Equity Interests in "start-up" companies received by the Borrower and its Restricted Subsidiaries in exchange for floor space or show promotion and sponsorship activities at shows of the Borrower and its Restricted Subsidiaries;

          (vii) Investments by the Borrower in Hedge Agreements permitted by
          Section 5.02(b)(vi);

          (viii) equity Investments by the Borrower or any Restricted Subsidiary of the Borrower in any newly organized or acquired Subsidiary in an aggregate amount not exceeding the sum of (x) $40,000,000, (y) the aggregate amount of Excess Cash Flow not required to be used to prepay Advances pursuant to Section 2.06 and (z) the Net Cash Proceeds from the issuance of Equity Interests by the Borrower and the Restricted Subsidiaries to any Person (other than the Capital Raisings and the Net Cash Proceeds from the issuance of Equity Interests used for Investments referred to in subsection (ix) below), provided that with respect to Investments made under this clause (viii) (1) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom, (2) any company or business acquired or invested in pursuant to this clause (viii) shall be in the same line of business as the business of the Borrower or any of the Subsidiaries (namely, trade shows and activities related thereto) and (3) immediately after giving effect to the acquisition of a company or business pursuant to this clause (viii), the Borrower shall be in pro forma compliance with the covenants contained in
          Section 5.04,
          calculated based on the financial statements most recently delivered to the Lenders pursuant to Section 5.03 and as though such acquisition had occurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the Chief Financial Officer of the Borrower delivered to the Lenders demonstrating such compliance; and

          (ix) Investments in Unrestricted Subsidiaries, joint ventures and minority interests; provided, however, that the aggregate amount of such Investments, together with the aggregate amount of cash dividends and distributions made pursuant to Section 5.02(g)(iii), shall not exceed the sum of (x) $20,000,000 and (y) the Net Cash Proceeds from the issuance of Equity Interests by the Borrower and the Restricted Subsidiaries to any Person (other than the Net Cash Proceeds from the issuance of Equity Interests used for Investments referred to in subsection (viii) above).

          (g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests or accept any capital contributions, or permit any of its Restricted Subsidiaries to do any of the foregoing, or permit any of its Restricted Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (i) or
(ii) below or would result therefrom:

          (i) the Borrower may declare and pay dividends and distributions payable only in common stock of the Borrower,

          (ii) any Restricted Subsidiary of the Borrower may (A) declare and pay cash dividends to the Borrower, (B) declare and pay cash dividends to any other Loan Party of which it is a Restricted Subsidiary and (C) accept capital contributions from its parent to the extent permitted under Section 5.02(f)(i), and

          (iii) the Borrower may (A) declare and pay dividends and distributions in cash to Holdings; provided, however, that (1) Holdings shall only use the proceeds of such cash dividends and distributions to make Investments in joint ventures, minority interests and any of its Unrestricted Subsidiaries and (2) the aggregate amount of such cash dividends and distributions, together with the aggregate amount of Investments made pursuant to Section 5.02(f)(ix), shall not exceed the sum of (I) $20,000,000 and (II) the Net Cash Proceeds from the issuance of Equity Interests by the Restricted Subsidiaries of the Borrower to any Person (other than the Net Cash Proceeds from the issuance of Equity Interests used for Investments referred to in
          Section 5.02(f)(viii)) and (B) make payments pursuant to the Tax Sharing Agreement.

          (h) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease (excluding, however, Capitalized Leases) having an original term of one year or more that would cause the direct and contingent liabilities of the Borrower and its

Restricted Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed $10,000,000 payable in any period of 12 consecutive months.

          (i) Amendments of Constitutive Documents. Amend, or permit any of its Restricted Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents, other than any amendment that would not reasonably be expected to have a Material Adverse Effect.

          (j) Accounting Changes. Make or permit, or permit any of its Restricted Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles, or (ii) Fiscal Year.

          (k) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Advances in accordance with the terms of this Agreement and
(ii) regularly scheduled or required repayments or redemptions of Surviving Debt, or amend, modify or change in any manner that would reasonably be expected to have a Material Adverse Effect any term or condition of any Surviving Debt, or permit any of its Restricted Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower.

          (l) Amendment, Etc., of Tax Sharing Agreement. Cancel or terminate the Tax Sharing Agreement or consent to or accept any cancellation or termination thereof or amend, modify or change any term or condition of the Tax Sharing Agreement in any manner that would reasonably be expected to have a Material Adverse Effect.

          (m) Negative Pledges. Enter into or suffer to exist, or permit any of its Restricted Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) if Liens are permitted in favor of the Secured Parties or (ii) in connection with (A) any Surviving Debt, (B) any purchase money Debt permitted by Section 5.02(b)(ii) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, or (C) any Capitalized Lease permitted by Section 5.02(b)(iii) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto.

          (n) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Restricted Subsidiaries to do so, other than any Restricted Subsidiary of the Borrower the sole assets of which consist of its interest in such partnership or joint venture.

          (o) Speculative Transactions. Engage, or permit any of its Restricted Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

          (p) Capital Expenditures. Make, or permit any of its Restricted Subsidiaries to make, any Capital Expenditures that would cause the aggregate amount of all such Capital Expenditures made by the Borrower and its Restricted Subsidiaries to exceed (x) in the Fiscal Year ended December 31, 2000, $15,000,000 and (y) in each Fiscal Year thereafter, $10,000,000.

          (q) Formation of Subsidiaries. Organize or invest, or permit any of its Restricted Subsidiaries to organize or invest, in any new Subsidiary except as permitted under Section 5.02(f).

          (r) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Restricted Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Restricted Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Restricted Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents and (ii) any agreement or instrument evidencing Surviving Debt.

          SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will furnish to the Agents and the Lender
Parties:

          (a) Default Notice. As soon as possible and in any event within two Business Days after becoming aware of the occurrence of each Default, a statement of a Responsible Officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

          (b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for Holdings and its Subsidiaries, including therein a Consolidated balance sheet of Holdings and its Subsidiaries and a consolidating balance sheet of the Borrower and its Restricted Subsidiaries, in each case, as of the end of such Fiscal Year, and a Consolidated statement of income and a Consolidated statement of cash flows of Holdings and its Subsidiaries and a consolidating statement of income and a consolidating statement of cash flows of the Borrower and its Restricted Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of Holdings and its Subsidiaries and the Borrower and its Restricted Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof,
(ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP, (iii) a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (iv) a copy of the annual management letter prepared by such independent public accountants.

          (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, a Consolidated balance sheet of Holdings and its Subsidiaries and a consolidating balance sheet of the Borrower and its Restricted Subsidiaries, in each case, as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of Holdings and its Subsidiaries and a consolidating statement of income and a consolidating statement of cash flows of the Borrower and its Restricted Subsidiaries, in each case, for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated statement of income and a Consolidated statement of cash flows of Holdings and its Subsidiaries and a consolidating statement of income and a consolidating statement of cash flows of the Borrower and its Restricted Subsidiaries, in each case, for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

          (d) Annual Forecasts. As soon as available and in any event no later than 30 days after the end of each Fiscal Year, forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of balance sheets and income statements on a quarterly basis for the Fiscal Year following such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Termination Date.

          (e) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any Restricted Subsidiaries of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any material adverse change in the status or the financial effect on any Loan Party or any Restricted Subsidiaries of the Litigation from that described on Schedule 4.01(f) hereto.

          (f) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Restricted Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any Restricted Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

          (g) Revenue Agent Reports. Within 30 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the

Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $2,500,000 or more.

          (h) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to
Section 4010 of ERISA, a copy of such records, documents and information.

          (ii) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

          (iii) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

          (iv) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or
          (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

          (i) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Restricted Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

          (j) Real Property. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedule 4.01(u) hereto, including an identification of all owned real property disposed of by the Borrower or any of its Domestic Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value and fair market value thereof) of all real property acquired during such Fiscal Year and a description of such other changes in the information included in such Schedule as may be necessary for such Schedule to be accurate and complete; provided, however, that the Borrower shall only be required to provide the information under this Section 5.03(j) if, as at the end of such Fiscal Year, the aggregate fair market value of all real property owned by the Borrower and its Domestic Subsidiaries exceeds $1,000,000.

          (k) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance or properties of any Loan Party or any of its Subsidiaries as any Agent, or any Lender through the Administrative Agent, may from time to time reasonably request.

        SECTION 5.04.   Financial Covenants.  So long as any Revolving Credit
                        -------------------
Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party, shall have any Commitment hereunder, the Borrower will:

        (a)  Leverage Ratio.  Maintain at the end of each fiscal quarter of the
             --------------
Borrower set forth below a Leverage Ratio of not more than the ratio set forth below for such quarter:

Quarter Ending                                          Ratio

September 30, 2000                                      4.50:1
December 31, 2000                                       4.25:1
March 31, 2001                                          4.00:1
June 30, 2001                                           4.00:1
September 30, 2001                                      4.00:1
December 31, 2001                                       3.75:1
March 31, 2002                                          3.75:1
June 30, 2002                                           3.75:1
September 30, 2002                                      3.75:1
December 31, 2002                                       3.50:1
March 31, 2003                                          3.50:1
June 30, 2003                                           3.25:1
September 30, 2003                                      3.25:1
December 31, 2003                                       3.00:1
March 31, 2004                                          3.00:1
June 30, 2004                                           2.75:1
September 30, 2004                                      2.75:1
December 31, 2004                                       2.50:1
March 31, 2005                                          2.50:1
June 30, 2005                                           2.50:1
September 30, 2005                                      2.50:1
December 31, 2005                                       2.00:1
March 31, 2006                                          2.00:1
June 30, 2006                                           2.00:1


        (b)  Interest Coverage Ratio.  Maintain at the end of each fiscal
             -----------------------
quarter of the Borrower an Interest Coverage Ratio of not less than the ratio set forth below for such quarter:

Quarter Ending                                          Ratio

September 30, 2000                                      2.15:1
December 31, 2000                                       2.25:1
March 31, 2001                                          2.40:1
June 30, 2001                                           2.40:1
September 30, 2001                                      2.40:1
December 31, 2001                                       2.50:1
March 31, 2002                                          2.50:1
June 30, 2002                                           2.50:1
September 30, 2002                                      2.50:1
December 31, 2002                                       2.75:1
March 31, 2003                                          2.75:1

June 30, 2003                                           3.00:1
September 30, 2003                                      3.00:1
December 31, 2003                                       3.00:1
March 31, 2004                                          3.00:1
June 30, 2004                                           3.25:1
September 30, 2004                                      3.25:1
December 31, 2004                                       3.50:1
March 31, 2005                                          3.50:1
June 30, 2005                                           3.50:1
September 30, 2005                                      3.50:1
December 31, 2005                                       4.00:1
March 31, 2006                                          4.00:1
June 30, 2006                                           4.00:1

                                  ARTICLE VI

                               EVENTS OF DEFAULT

        SECTION 6.01.   Events of Default.  If any of the following events
                        -----------------
("Events of Default") shall occur and be continuing:

        (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause
     (ii) within two (2) Business Days after the same becomes due and payable;
     or

        (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

        (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e), (i) or (j), 5.02, 5.03 or 5.04; or

        (d) any Loan Party or Holdings shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

        (e) Holdings or any Loan Party or any Restricted Subsidiary shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of Holdings, such Loan Party or such Restricted Subsidiary (as the case may be) that is outstanding in a principal amount of at least $5,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

        (f) Holdings or any Loan Party or any Restricted Subsidiary (other than any Immaterial Restricted Subsidiary) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Holdings, any Loan Party or any Restricted Subsidiary (other than any Immaterial Restricted Subsidiary) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or Holdings, any Loan Party or any Restricted Subsidiary (other than any Immaterial Restricted Subsidiary) shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

        (g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $5,000,000 shall be rendered against Holdings, any Loan Party or any Restricted Subsidiary (other than any Immaterial Restricted Subsidiary) and such judgment is not paid within 10 Business Days either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

        (h) any non-monetary judgment or order shall be rendered against Holdings, any Loan Party or any Restricted Subsidiary (other than any Immaterial Restricted Subsidiary) that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

        (i) any material provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it (or Holdings if Holdings is a party to it), or any such Loan Party or Holdings shall so state in writing; or

        (j) any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby, except for any such cessation as shall not, in the reasonable opinion of any Agent or any Lender, have a material adverse effect on the rights or remedies of any Agent or Lender in respect of any material part of the Collateral; or

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

        (k)  a Change of Control shall occur; or

        (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $5,000,000; or

        (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $1,000,000 per annum; or

        (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000; or

        (o) an "Event of Default" (as defined in any Mortgage) shall have occurred and be continuing,

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances pursuant to Section 2.03(c)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances pursuant to Section 2.03(c)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

       SECTION 6.02.   Actions in Respect of the Letters of Credit upon Default.
                       --------------------------------------------------------
If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent's office designated in such demand, for deposit in the L/C Collateral Account, an amount equal to the aggregate

Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent or the Collateral Agent determines that any funds held in the L/C Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the L/C Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Collateral Account that the Administrative Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Revolving Credit Lenders, as applicable, to the extent permitted by applicable law.

                                  ARTICLE VII

                                   GUARANTY

        SECTION 7.01.   Guaranty; Limitation of Liability.  (a)  Each
                        ---------------------------------
Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

        (b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

        (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

        SECTION 7.02.   Guaranty Absolute.  Each Guarantor guarantees that the
                        -----------------
Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

        (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

        (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Restricted Subsidiaries or otherwise;

        (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

        (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Restricted Subsidiaries;

        (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Restricted Subsidiaries;

        (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

        (g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

        (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

        SECTION 7.03.   Waivers and Acknowledgments.  (a)  Each Guarantor
                        ---------------------------
hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

        (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

        (c) Each Guarantor hereby unconditionally and irrevocably waives to the extent permitted by law (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

        (d) Each Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

        (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

        (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

        SECTION 7.04.   Subrogation.  Each Guarantor hereby unconditionally and
                        -----------
irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed

Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and (iii) the Termination Date shall have occurred, the Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

        SECTION 7.05.   Guaranty Supplements.  Upon the execution and delivery
                        --------------------
by any Person of a guaranty supplement in substantially the form of Exhibit G hereto (each, a "Guaranty Supplement"), (a) such Person shall be referred to as an "Additional Guarantor" and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to "this Guaranty", "hereunder", "hereof" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "Guaranty", "thereunder", "thereof" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

        SECTION 7.06.   Subordination.  Each Guarantor hereby subordinates any
                        -------------
and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.06:

        (a)  Prohibited Payments, Etc.  Except during the continuance of any
             ------------------------
     Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

        (b)  Prior Payment of Guaranteed Obligations.  In any proceeding under
             ---------------------------------------
     any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest")) before such Guarantor receives payment of any Subordinated Obligations.

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

        (c)  Turn-Over.  After the occurrence and during the continuance of any
             ---------
     Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

        SECTION 7.07.   Continuing Guaranty; Assignments.  This Guaranty is a
                        --------------------------------
continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the Termination Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.07. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

                                 ARTICLE VIII

                                  THE AGENTS

        SECTION 8.01.   Authorization and Action.  Each Lender Party (in its
                        ------------------------
capacities as a Lender, the Issuing bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

        SECTION 8.02.   Agents' Reliance, Etc. Neither any Agent nor any of
                        ---------------------
their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender Party that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 9.07; (b) may consult with legal counsel

(including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram or telecopy) believed by it to be genuine and signed or sent by the proper party or parties.

        SECTION 8.03.   Morgan Stanley and Its Affiliates.  With respect to its
                        ---------------------------------
Commitments, the Advances made by it and the Notes issued to it and any Letters of Credit issued by it, Morgan Stanley shall have the same rights and powers under the Loan Documents as any other Lender Party and Morgan Stanley may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Morgan Stanley in its individual capacity. Morgan Stanley and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if Morgan Stanley were not an Agent and without any duty to account therefor to the Lenders.

        SECTION 8.04.   Lender Credit Decision.  Each Lender Party acknowledges
                        ----------------------
that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

        SECTION 8.05.   Indemnification.  (a)  Each Lender Party severally
                        ---------------
agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "Indemnified Costs"); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under
Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any

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

Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

        (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

        (c) For purposes of this Section 8.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their respective Term Commitments at such time and (iv) their respective Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender Party to reimburse any Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

        SECTION 8.06.   Successor Agents.  Any Agent may resign as to any or all
                        ----------------
of the Facilities at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent as to such of the Facilities as to which such Agent has resigned or been removed. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent as to less than all of the Facilities, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to all of the Facilities and, in the case of a successor Collateral Agent upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or

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desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to less than all of the Facilities and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such Successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (not withstanding any resignation as Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this
Section 8.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent's resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent as to any of the Facilities shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent as to such Facilities under this Agreement.

                                  ARTICLE IX

                                 MISCELLANEOUS

        SECTION 9.01.   Amendments, Etc. No amendment or waiver of any provision
                        ---------------
of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lender Parties (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02, (ii) change the number of Lender Parties or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lender Parties or any of them to take any action hereunder, (iii) reduce or limit the obligations of all or substantially all of the Guarantors under
Section 7.01 or release such Guarantors or otherwise limit such Guarantors' liability with respect to the Obligations owing to the Agents and the Lenders,
(iv) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, (v) amend Section 2.13 or this Section 9.01, or (vi) limit the liability of any Loan Party under any of the Loan Documents and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time a Defaulting

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

Lender) that has a Commitment under the Term A Facility, the Term B Facility or the Revolving Credit Facility if such Lender is directly affected by such amendment, waiver or consent, (i) increase the commitments of such Lender, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender pursuant to Section 2.03 or 2.07 or any fees or other amounts payable hereunder to such Lender, or (iv) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank, in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Bank under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lender Parties required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

        SECTION 9.02.   Notices, Etc. All notices and other communications
                        ------------
provided for hereunder shall be in writing (including telegraphic or telecopy communication) and mailed, telegraphed, telecopied or delivered, if to the Borrower, at its address at 5700 Wilshire Blvd., Suite 325, Los Angeles, California, 90036, Attention: Peter Knepper, with a copy to Ned Goldstein at the same address and a copy to Duncan McCurrach at Sullivan & Cromwell, 125 Broad Street, New York, New York 10004; if to any Initial Lender or Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; and if to the Administrative Agent, at its address at 1585 Broadway, New York, New York 10036, Attention: James Morgan; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and other communications shall, when mailed, telegraphed or telecopied, be effective when deposited in the mails, delivered to the telegraph company or transmitted by telecopier, respectively, except that notices and communications to any Agent pursuant to
Article II, III or VII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or any Note or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

        SECTION 9.03.   No Waiver; Remedies.  No failure on the part of any
                        -------------------
Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        SECTION 9.04.   Costs and Expenses.  (a)  The Borrower agrees to pay on
                        ------------------
demand (i) all costs and expenses of the Agents in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of one external counsel for the Agents with respect thereto, with respect to advising the Agents as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any

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

proceeding ancillary thereto) and (ii) all costs and expenses of the Agents and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

        (b) The Borrower agrees to indemnify, defend and save and hold harmless each Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith)
(i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials in violation of any Environmental Law on any property of any Loan Party or any Restricted Subsidiary or any Environmental Action relating in any way to any Loan Party or any Restricted Subsidiary, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party or such Indemnified Party's officers, directors, employees, agents or advisors. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated.

        (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of any Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Borrower pursuant to Section 9.07(a), or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to
Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

        (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

        (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained

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

in Sections 2.10 and 2.12 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

        SECTION 9.05.   Right of Set-off.  Upon (a) the occurrence and during
                        ----------------
the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare any Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

        SECTION 9.06.   Binding Effect.  This Agreement shall become effective
                        --------------
when it shall have been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender and each Initial Issuing Bank that such Initial Lender and such Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

        SECTION 9.07.   Assignments and Participations.  (a)  Each Lender Party
                        ------------------------------
may assign (and, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.10 or following the incurrence by the Borrower of any liability under Section 2.12 with respect to such Lender) upon at least 5 Business Days' notice to such Lender and the Agent, will assign) to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of any or all Facilities, provided, however, that nothing in this clause (i) shall prevent a Lender Party from assigning an interest in a single Facility if such Lender Party has an interest in more than one Facility, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender Party or an Affiliate of any Lender Party or an assignment of all of a Lender Party's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 under each Facility for which a Commitment is being assigned, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 9.07(a) shall be arranged by the Borrower after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall

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

be obligated to make any such assignment as a result of demand by the Borrower pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement and (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes.

        (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender Party hereunder and (ii) the Lender Party assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender Party's rights and obligations under this Agreement, such Lender Party shall cease to be a party hereto).

        (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender Party.

        (d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Burrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender from time to time (the "Register"). The entries in

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

the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

        (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. If an assignee requests, the Borrower shall promptly execute and deliver to the Administrative Agent in accordance with
Section 2.16 a Note or Notes to the order of such assignee in an amount equal to the Commitment assumed by such assignee under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility and if such assigning Lender requests, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A -1, A-2 or A-3 hereto, as the case may be.

        (f) Each Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance.

        (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

        (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party in accordance with Section 9.09.

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

        (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

        SECTION 9.08.   Execution in Counterparts.  This Agreement may be
                        -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

        SECTION 9.09.   Confidentiality.  Neither any Agent nor any Lender Party
                        ---------------
shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender Party and (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party substantially in accordance with this Section 9.09.

        SECTION 9.10.   No Liability of the Issuing Bank.  The Borrower assumes
                        --------------------------------
all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

        SECTION 9.11.   Release of Collateral. Upon the sale, lease, transfer or
                        ---------------------
other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Administrative Agent will, at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

        SECTION 9.12.   Jurisdiction, Etc. (a)  Each of the parties hereto
                        -----------------
hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

        (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        SECTION 9.13.   Governing Law.  This Agreement and the Notes shall be
                        -------------
governed by, and construed in accordance with, the laws of the State of New
York.

        SECTION 9.14.   Waiver of Jury Trial.  Each of the Borrower, the Agents
                        --------------------
and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    KEY3MEDIA EVENTS, INC.

                                    By
                                      ----------------------------------
                                       Name:
                                       Title:

                                    MORGAN STANLEY SENIOR
                                       FUNDING, INC.,
                                        as Administrative Agent

                                    By
                                      ----------------------------------
                                       Name:
                                       Title:

                                    MORGAN STANLEY & CO.
                                       INCORPORATED,
                                        as Collateral Agent

                                    By
                                      ----------------------------------
                                       Name:
                                       Title:

Initial Lenders

                                    MORGAN STANLEY SENIOR
                                        FUNDING, INC.

                                    By
                                      ----------------------------------
                                       Name:
                                       Title:

Initial Issuing Bank

                                    MORGAN STANLEY SENIOR
                                        FUNDING, INC.

                                    By
                                      ----------------------------------
                                       Name:
                                       Title:

SCHEDULE I

COMMITMENTS AND APPLICABLE LENDING OFFICES



                                                      Revolving                            Domestic               Eurodollar
Name of Initial            Term A        Term B       Credit          Letter of Credit     Lending                Lending
Lender                     Commitment    Commitment   Commitment      Commitment            Office                 Office
-----------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Senior      $75,000,000  $255,000,000  $50,000,000      $50,000,000        1585 Broadway           1585 Broadway
Funding, Inc.                                                                             New York, NY 10036      New York, NY 10036

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